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                                                                      EXHIBIT 24


August 27, 2004


Mr. S. Kinnie Smith, Jr.
Mr. Thomas J. Webb
Mr. Michael D. VanHemert
CMS Energy Corporation
One Energy Plaza
Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the registration of up to $150 million of 3.375% Convertible Senior Notes due 2023 and the issue (upon conversion of such Convertible Senior Notes) of Common Stock of the Corporation.

Very truly yours,


/s/ K. Whipple                                  /s/ S. Kinnie Smith, Jr.
--------------------------------                --------------------------------
Kenneth Whipple                                 S. Kinnie Smith, Jr.


/s/ Earl D. Holton                              /s/ David W. Joos
--------------------------------                --------------------------------
Earl D. Holton                                  David W. Joos



/s/ Merribel S. Ayres                           /s/ M. T. Monahan
--------------------------------                --------------------------------
Merribel S. Ayres                               Michael T. Monahan



/s/ Joseph F. Paquette, Jr.                     /s/ W. U. Parfet
--------------------------------                --------------------------------
Joseph F. Paquette, Jr.                         William U. Parfet



/s/ Percy A. Pierre                             /s/ K. L. Way
--------------------------------                --------------------------------
Percy A. Pierre                                 Kenneth L. Way



/s/ John B. Yasinsky
--------------------------------
John B. Yasinsky